Exhibit 2.4

EXECUTION COPY
BANCO MACRO S.A.
10.750% Argentine Peso-Linked Notes Due 2012, Series 3
Issued under the U.S.$400,000,000 Global Medium-Term Note Program
EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
June 7, 2007
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States of America
Ladies and Gentlemen:
     Banco Macro S.A. (the “Bank”), a corporation (sociedad anónima) incorporated under the laws of the Republic of Argentina (“Argentina”), proposes to issue and sell to you (the “Dealer”) upon the terms set forth in the Terms Agreement (as defined herein) its 10.750% Argentine Peso-Linked Notes Due 2012. As an inducement to the Dealer to enter into the Terms Agreement and in satisfaction of a condition to the obligations of the Dealer thereunder, the Bank agrees with the Dealer for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:
     1. Certain Definitions. For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:
     “Additional Interest” shall have the meaning assigned thereto in Section 2(c) hereof.
     “Advice” shall have the meaning assigned thereto in Section 3(g) hereof.
     “Agreement” shall mean this Exchange and Registration Rights Agreement.
     “Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.
     The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.
     “Commission” shall mean the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.
     “Effective Time” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.
     “Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Bank in accordance with Section 3(d)(ii) hereof.

     “Event Date” shall have the meaning assigned thereto in Section 2(c) hereof.
     “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.
     “Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.
     “Exchange Securities” shall have the meaning assigned thereto in Section 2(a) hereof.
     "Holder” shall mean the Dealer and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.
     “Indenture” shall mean the Indenture, dated as of December 18, 2006, among the Bank, HSBC Bank USA, National Association, as trustee (the “Trustee”), co-registrar, principal paying agent and transfer agent, and HSBC Bank Argentina S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina, as the same shall be amended or supplemented from time to time.
     “Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.
     The term “person” shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.
     “Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(a) hereof, the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) hereof (provided, however, that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 9 until the earlier of the resale of such Registrable Security or the expiration of the 90-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Bank or pursuant to the Indenture; (iv) such Security is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Security shall cease to be outstanding.
     “Registration Default” shall have the meaning assigned thereto in Section 2(c) hereof.
     “Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.
     “Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.
     “Restricted Holder” shall mean (i) a holder that is an affiliate of the Bank within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business or (iii) a holder who is engaged in, or intends to engage in, or has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities.

     “Rule 144,” "Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     “Securities” shall mean the 10.750% Argentine Peso-Linked Notes Due 2012 of the Bank (ISIN Nos. XS0304993792 and XS0304992802; Common Code Nos. 030499379 and 030499280), to be issued and sold to the Dealer, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.
     “Securities Act” shall mean the U.S. Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.
     “Settlement Date” shall mean the date on which the Registrable Securities are initially issued.
     “Shelf Registration” shall have the meaning assigned thereto in Section 2(b) hereof.
     “Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.
     “Terms Agreement” shall mean the Terms Agreement, dated May 31, 2007, between the Dealer and the Bank relating to the Securities.
     “Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.
     Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.
     2. Registration Under the Securities Act.
     (a) Except as set forth in Section 2(b) below, the Bank agrees to file or cause to be filed under the Securities Act, as soon as practicable, but not later than 255 days after the Settlement Date, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Bank, which debt securities are substantially identical to the Securities (and are entitled to the benefits of an indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act, and do not contain provisions for the additional interest contemplated in Section 2(c) below (such new debt securities hereinafter called “Exchange Securities”). The Bank agrees to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective by the Commission under the Securities Act as soon as practicable, but no later than 315 days after the Settlement Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable rules and regulations under the Exchange Act. The Bank further agrees to use its reasonable best efforts to commence and complete the Exchange Offer promptly, but no later than 350 days after the Settlement Date, hold the Exchange Offer open for at least 30 days and issue and deliver Exchange Securities in exchange for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. Each holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Securities in, and in accordance with the terms of, the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that such holder is not a Restricted Holder. Upon the effectiveness of the Exchange Offer Registration Statement, the Bank shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer that each holder (other than a Restricted Holder) electing to participate in the Exchange Offer will receive Exchange Securities that are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial majority of the states of the United States of America. The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Bank having exchanged the Exchange Securities for all outstanding Registrable Securities pursuant to the Exchange Offer and (ii) the Bank having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer. The Bank agrees (x) to include in the Exchange Offer Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Offer Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange Offer Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e) hereof.
     (b) If (i) on or prior to the time the Exchange Offer is completed, existing Commission interpretations are changed such that the debt securities received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer has not been completed within 350 days following the Settlement Date or (iii) any holder notifies the Bank prior to 20 days after the consummation of the Exchange Offer that (A) based on the advice of counsel, due to a change in law or Commission policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (B) it is the Dealer and owns Registrable Securities acquired directly from the Bank or an affiliate of the Bank or (C) on or prior to the consummation of the Exchange Offer existing laws, regulations and/or applicable Commission interpretations have changed such that the holders of at least a majority in aggregate principal amount of the Registrable Securities would not be able to resell the Exchange Securities acquired by them in, and in accordance with the terms of, the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, the Bank shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file or cause to be filed under the Securities Act as soon as practicable, but no later than the later of the 350th day after the Settlement Date or 30 days after the time such obligation to file arises, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”).
     The Bank agrees to use its reasonable best efforts (x) to cause the Shelf Registration Statement to become or be declared effective on or prior to 60 days after such filing was required to be made hereunder and to keep such Shelf Registration Statement continuously effective for a period of two years (or, if shorter, the period after which Rule 144(k) under the Securities Act generally becomes available to non-affiliates of the Bank) from the effective date of the Shelf Registration Statement (subject to extension pursuant to Section 2(d) and Section 3(g)) or until all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding; provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder. The Bank further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Bank for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Bank agrees to furnish to each Electing Holder copies of any such supplement or amendment promptly after it is used or promptly following its filing with the Commission.

     (c) If (i) the Exchange Offer Registration Statement (or a Shelf Registration Statement in lieu thereof) is not filed on or prior to the 255th day after the Settlement Date, (ii) the Exchange Offer Registration Statement (or a Shelf Registration Statement in lieu thereof) is not declared effective by the Commission on or prior to the 315th day after the Settlement Date, (iii) the Exchange Offer is not consummated on or prior to the 35th day after the date specified for the effectiveness of the Exchange Offer Registration Statement, (iv) a Shelf Registration Statement required to be filed is not filed on or before the date specified above for such filing, (v) a Shelf Registration Statement otherwise required to be filed is not declared effective on or before the date specified above for effectiveness thereof or (vi) a Shelf Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable (whether due to a stop order or otherwise) in connection with resales of Registrable Securities during the period specified in 2(b) (each such event referred to in clauses (i) through (vi) above, a “Registration Default”), then, in the case of a Registration Default referred to in clause (i), (ii) or (iii) above, the interest rate on all Registrable Securities or, in the case of a Registration Default referred to in clause (iv), (v) or (vi) above, the interest rate on the Registrable Securities to which such Registration Default relates, will increase by 0.25% per annum with respect to each 90-day period that passes until all such Registration Defaults have been cured, up to a maximum amount of 1.00% per annum (“Additional Interest”). Upon the cure of any of such Registration Default, the interest rate borne by the Registrable Securities shall be reduced thereafter by the full amount of any such increase or increases that resulted from such Registration Default.
     The Bank shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the holders, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record holder entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.
     (d) Any Exchange Offer Registration Statement pursuant to Section 2(a) and any Shelf Registration Statement pursuant to Section 2(b) will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that, if after it has been declared effective, the offering of Securities pursuant to a Shelf Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective for such Securities during the period it was so subject, until the offering of such Securities pursuant to such Registration Statement may legally resume.
     In no event shall the Bank be deemed to be in breach of its obligations under the second paragraph of Section 2(b) nor shall a Registration Default described in Section 2(c)(vi) be deemed to have occurred (i) as a result of any action required by applicable law which renders the Bank unable to comply with the Commission disclosure requirements or (ii) if compliance with its obligations under this Agreement to maintain the effectiveness of, supplement or amend any Registration Statement, upon advice of U.S. counsel to the Bank, would require additional disclosure of material non-public information by the Bank or its subsidiaries as to which, and so long as, the Bank or its subsidiaries has a bona fide business purpose in preserving its confidentiality; provided, however, that the maximum period of time during which the Bank shall be entitled to postpone the effectiveness, supplementing or amending of any Registration Statement pursuant to clause (ii) of this paragraph shall be 45 calendar days; provided, further, that (x) upon the exercise of its right under clause (ii) of this paragraph to postpone the effectiveness, supplementing or amending of any such Registration Statement, the Bank shall give the holders prompt written notice of such exercise and an approximation of the anticipated length of such postponement and (y) after the exercise of its right under clause (ii) of this paragraph to postpone the effectiveness, supplementing or amending of any such Registration Statement, the Bank shall not, within six months of the expiration of any such postponement, exercise again its right of postponement under clause (ii) of this paragraph. The holders hereby acknowledge that any notice given by the Bank pursuant to this paragraph may constitute material non-public information and that the U.S. securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
     (e) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.
     3. Registration Procedures.
     If the Bank files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:
(a) At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Bank shall cause the Indenture to be qualified under the Trust Indenture Act.
(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Bank shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.
(c) In connection with the Bank’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Bank shall, as soon as practicable (or as otherwise specified):
     (i) prepare and file with the Commission, as soon as practicable but not later than 255 days after the Settlement Date, an Exchange Offer Registration Statement on any form which may be utilized by the Bank and which shall permit the Exchange Offer and use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective as soon as practicable thereafter, but no later than 315 days after the Settlement Date;
     (ii) prepare and file with the Commission such amendments and supplements to such Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Offer Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Securities that has identified itself to the Bank as such with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;
     (iii) promptly notify each broker-dealer that has identified itself to the Bank as such and requested copies of the prospectus included in such registration statement, and confirm such advice in writing, (A) when such Exchange Offer Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or by the blue sky or securities commissioner or regulator of any state for amendments or supplements to such Exchange Offer Registration Statement or prospectus or for additional information after such Exchange Offer Registration Statement has become effective, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Offer Registration Statement or the initiation or threat of any proceedings for that purpose, (D) if at any time the representations and warranties of the Bank contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and each such broker-dealer agrees to suspend use of such prospectus, prospectus amendment or supplement until the Bank has amended or supplemented the prospectus to correct such misstatement or omission;
     (iv) in the event that the Bank would be required, pursuant to Section 3(c)(iii)(F) above, to notify any broker-dealers holding Exchange Securities that have identified itself to the Bank as such, without delay prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (v) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Offer Registration Statement or any post-effective amendment thereto;
     (vi) use its best efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities that has identified itself to the Bank as such to consummate the disposition thereof in such jurisdictions; provided, however, that the Bank shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws (estatutos sociales) or any agreement between it and its shareholders; and
     (vii) comply with all applicable rules and regulations of the Commission.
     (d) In connection with the Bank’s obligations with respect to the Shelf Registration, if applicable, the Bank shall, as soon as practicable (or as otherwise specified):
     (i) prepare and file with the Commission, as soon as practicable but in any case within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Bank and which shall register all of the Registrable Securities for resale by the Electing Holders in accordance with such method or methods of disposition as may be specified by such Electing Holders and use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as practicable but in any case within the time periods specified in Section 2(b);
     (ii) not less than 15 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Bank by the deadline for response set forth therein; provided, however, that holders of Registrable Securities shall have at least 15 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Bank;
     (iii) prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or promptly after its being used or filed with the Commission;
     (iv) before filing any Shelf Registration Statement or prospectus and each amendment or supplement thereto, provide (A) the Electing Holders, (B) the managing underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) counsel for any such managing underwriter or agent and (D) not more than one counsel for all the Electing Holders the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;
     (v) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Bank’s principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(iv) above who shall certify to the Bank that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Bank, and cause the officers, employees, counsel and independent certified public accountants of the Bank to respond to such inquiries, as shall be reasonably necessary to conduct an investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Bank as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Bank prompt prior written notice of such requirement) unless such release is against Argentine law, or (C) in an opinion addressed to the Bank of counsel experienced in such matters and approved by the Bank, such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (vi) promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission and by the blue sky or securities commissioner or regulator of any state for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information after such Shelf Registration has become effective, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Bank contemplated by Section 3(d)(xiii) or Section 5 or contained in any underwriting agreement or similar agreement relating to the offering cease to be true and correct in all material respects, (E) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (vii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;
     (viii) if requested by any managing underwriter or underwriters, or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, or such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder or to any underwriters, the name and description of such Electing Holder or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;
     (ix) furnish to each Electing Holder, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(iv) an executed copy (or, in the case of an Electing Holder, a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless so requested by such Electing Holder, agent or underwriter, as the case may be) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Bank hereby consents (subject to Section 3(g)) to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Bank, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;
     (x) use its best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder and each underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Bank shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to qualify but for the requirements of this Section 3(d)(x), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders;
     (xi) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may reasonably request at least two business days prior to any sale of the Registrable Securities;
     (xii) enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders aggregating at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding shall request in order to expedite or facilitate the disposition of such Registrable Securities;
     (xiii) whether or not an agreement of the type referred to in Section 3(d)(xii) hereof is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the Electing Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain opinions of counsel customary for a public offering of Securities to the Bank in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or, in the event there are no managing underwriters, the Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding may reasonably request, addressed to the managing underwriters (if any) or such Electing Holder or Electing Holders and dated the effective date of such Shelf Registration Statement; (C) obtain a “cold comfort” letter or letters from the independent certified public accountants of the Bank addressed to the managing underwriters (if any) or, in the event there are no managing underwriters, use reasonable efforts to have such letters addressed to the selling Electing Holders, dated (i) the effective date of such Shelf Registration Statement and (ii) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers’ certificates, as may be reasonably requested by any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding or the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5 hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Bank; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;
     (xiv) notify in writing each holder of Registrable Securities of any proposal by the Bank to amend or waive any provision of this Agreement pursuant to Section 9(g) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;
     (xv) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Conduct Rules”) of the National Association of Securities Dealers, Inc. (“NASD”) or any successor thereto, as amended from time to time) thereof, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Conduct Rules, including by (A) if such Conduct Rules shall so require, engaging a “qualified independent underwriter” (as defined in such Conduct Rules) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof (or to such other customary extent as may be requested by such underwriter), and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules; and
     (xvi) comply with all applicable rules and regulations of the Commission.
     (e) In the event that the Bank would be required, pursuant to Section 3(d)(vi)(F) above, to notify the Electing Holders and the managing underwriters, if any, thereof, the Bank shall without delay prepare and furnish to each of the Electing Holders and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Bank pursuant to Section 3(d)(vi)(F) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Bank, such Electing Holder shall deliver to the Bank (at the Bank’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.
     (f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice Questionnaire, the Bank may require such Electing Holder to furnish to the Bank such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as the Bank may, after consulting with counsel, reasonably determine is required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Bank as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Bank or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Bank any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     (g) In the case of a Shelf Registration Statement or the notification of the Bank by broker-dealers seeking to sell Exchange Securities and required to deliver prospectuses that will be utilizing the prospectus contained in the Exchange Offer Registration Statement, each holder agrees that, upon receipt of any notice from the Bank of (i) the happening of any event of the kind described in any of clauses (B) — (F) of Section 3(d)(vi) or (ii) the exercise of the Bank’s right, under clause (ii) of the second paragraph of Section 2(d), to postpone the effectiveness, supplementing or amending of any such Registration Statement, such holder will forthwith discontinue disposition of Securities pursuant to the applicable Registration Statement until such holder receives the copies of the supplemented or amended prospectus contemplated by Section 3(c)(iv) or Section 3(e) or until such holder is advised in writing (the “Advice”) by the Bank that the use of the applicable prospectus may be resumed, and, if so directed by the Bank, such holder will deliver to the Bank (at the Bank’s expense) all copies in such holder’s possession, other than permanent file copies, of the prospectus covering such Securities current at the time of receipt of such notice. If the Bank shall give any such notice to suspend the disposition of any Securities pursuant to a Registration Statement, the Bank shall use its best efforts to file a supplement or an amendment to the Registration Statement and, in the case of an amendment, have such amendment declared effective as soon as practicable and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Bank shall have made available to the holders (i) copies of the supplemented or amended prospectus necessary to resume such dispositions or (ii) the Advice.
     4. Registration Expenses.
          The Bank agrees unless otherwise agreed in writing among the Bank and the Dealer to bear and to pay or cause to be paid promptly the following expenses incident to the Bank’s performance of or compliance with this Agreement: (a) all Commission and any NASD registration, filing and review fees and other expenses (except as noted herein) in connection with the registration of the Securities with the Commission in connection with such registration, filing and review; (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the state securities and blue sky laws referred to in Section 3(d)(x) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may designate, including any fees and disbursements of one counsel for the Electing Holders or underwriters in connection with such qualification; (c) fees and expenses of the Trustee, registrars, paying agents and transfer agents under the Indenture and of their respective agents or counsels; (d) internal expenses (including all salaries and expenses of the Bank’s officers and employees performing legal or accounting duties); (e) reasonable and duly documented fees, disbursements and expenses of counsel and independent certified public accountants of the Bank (including the expenses of any opinions or “comfort letters” required by or incident to such performance and compliance); (f) fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders; (g) fees, expenses and disbursements of any other persons, including special experts, retained by the Bank in connection with such registration; (h) all expenses of printing (including printing of prospectuses), messenger and delivery services and telephone; (i) any fees charged by securities rating services for rating the Securities; and (j) any fees associated with listing the Securities on the Luxembourg Stock Exchange for trading on the EuroMTF, the alternative market of the Luxembourg Stock Exchange, and the Buenos Aires Stock Exchange (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities therefor or underwriter thereof, the Bank shall reimburse such person for the full amount of documented Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.
     5. Representations and Warranties.
          The Bank represents and warrants to, and agrees with, the Dealer and each of the holders from time to time of Registrable Securities that:
     (a) The compliance by the Bank with the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or material instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties; and
     (b) This Agreement has been duly authorized, executed and delivered by the Bank.
     6. Indemnification.
     (a) Indemnification by the Bank. The Bank will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Offer Registration Statement, each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement and each person who participates as an underwriter in any offering or sale of such Registrable Securities against any losses, claims, damages or liabilities, joint or several, to which such holder or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Bank to any such holder, Electing Holder or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such holder, such Electing Holder and such underwriter for any reasonable and duly documented legal or other expenses incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bank shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Bank by such person expressly for use therein.
     (b) Indemnification by the Holders and Underwriters. The Bank may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(b) hereof and to entering into any underwriting agreement with respect thereto, that the Bank shall have received an undertaking reasonably satisfactory to it from the Electing Holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Bank and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Bank or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Bank to any such Electing Holder or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by such Electing Holder or underwriter expressly for use therein, and (ii) reimburse the Bank for any reasonable and duly documented legal or other expenses incurred by the Bank in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.
     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable and duly documented costs in a manner customary for the indemnified party of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein although applicable in accordance with their terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     (e) The obligations of the Bank under this Section 6 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder and underwriter and each person, if any, who controls any holder, agent or underwriter within the meaning of Section 15 of the Securities Act; and the obligations of the holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank (including any person who, with his consent, is named in any registration statement as about to become a director of the Bank) and to each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act.
     7. Underwritten Offerings.
     (a) Selection of Underwriters. If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided, however, that such designated managing underwriter or underwriters is or are reasonably acceptable to the Bank.
     (b) Participation by Holders. Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     8. Rule 144.
          The Bank covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Bank shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Bank shall deliver to such holder a written statement as to whether it has complied with such requirements.
     9. Miscellaneous.
     (a) No Inconsistent Agreements. The Bank represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the rights granted to the holders of the Registrable Securities in this Agreement.
     (b) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, as follows: if to the Bank, to it at Sarmiento 447, (C1041AAI) Buenos Aires, Argentina, Attention: Roberto Eilbaum, Telephone: (5411) 5222-6500, Fax: (5411) 5222-6847, and if to a holder, to the address of such holder set forth in the security register or other records of the Bank, or to such other address as the Bank or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     (c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement. If the Bank shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.
     (d) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, the Bank, any director, officer or partner of such holder or the Bank, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Terms Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.
     (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (f) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
     (g) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Bank and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(g), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.
     (h) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     (i) Agent for Service; Submission to Jurisdiction. The Bank hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Bank irrevocably appoints CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan, The City of New York upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent, and written notice of said service to the Bank by the person serving the same to the address provided in Section 9(b), shall be deemed in every respect effective service of process upon the Bank in any such suit or proceeding.

          If the foregoing is in accordance with your understanding, please sign and return to us 2 counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Dealer and the Bank.

Very truly yours, BANCO MACRO S.A.
By:	/s/ Roberto J. Eilbaum
	Name:	Roberto J. Eilbaum
	Title:	Director

Accepted as of the date hereof:
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chris Gilfold Name: Chris Gilfond
Title: Managing Director and Head of Latin America Debt Capital Markets

Annex 1
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States of America

Exhibit A
Banco Macro S.A.
INSTRUCTION TO EUROCLEAR AND CLEARSTREAM, LUXEMBOUG PARTICIPANTS
(Date of Mailing)
URGENT — IMMEDIATE ATTENTION REQUESTED
DEADLINE FOR RESPONSE: [DATE] *
Euroclear Bank S.A./N.V. (“Euroclear”)/ Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”) has identified you as a Euroclear / Clearstream, Luxembourg Participant through which beneficial interests in 10.750% Argentine Peso-Linked Notes Due 2012 (ISIN Nos. XS0304993792 and XS0304992802; Common Code Nos. 030499379 and 030499280) (the “Securities”) of Banco Macro S.A. (the “Bank”) are held.
The Bank is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.
It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Banco Macro S.A., Sarmiento 447, (1041) Buenos Aires, Argentina, Attention: Roberto Eilbaum, Telephone: (5411) 5222-6500, Fax: (5411) 5222-6847.

*	Not less than 28 calendar days from date of mailing.

Banco Macro S.A.
Notice of Registration Statement
and
Selling Securityholder Questionnaire
[Date]
Reference is hereby made to the Exchange and Registration Rights Agreement dated June 7, 2007 (the “Exchange and Registration Rights Agreement”) between Banco Macro S.A. (the “Bank”) and the Dealer named therein. Pursuant to the Exchange and Registration Rights Agreement, the Bank intends to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form [___] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Bank’s 10.750% Argentine Peso-Linked Notes Due 2012 (ISIN Nos. XS0304993792 and XS0304992802; Common Code Nos. 030499379 and 030499280) (the “Securities”). A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.
Each beneficial owner of Registrable Securities is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice and Questionnaire must be completed, executed and delivered to the Bank’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the prospectus forming a part thereof for resales of Registrable Securities.
Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.

ELECTION
The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement. Such holder agrees severally and not jointly, to (i) indemnify and hold harmless the Bank and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Bank or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Bank to any such holder or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by such holder expressly for use therein, and (ii) reimburse the Bank for any reasonable and duly documented legal or other expenses incurred by the Bank in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such holder shall be required to undertake liability to any person hereunder for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder’s Registrable Securities pursuant to such registration.
Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Bank and the Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.
The Selling Securityholder hereby provides the following information to the Bank and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

	(a)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

	(b)	Full Legal Name of Euroclear / Clearstream, Luxembourg Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2)		Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

(3)		Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

	(a)	Principal amount of Registrable Securities beneficially owned:
ISIN No(s). and Common Code No(s). of such Registrable Securities:

	(b)	Principal amount of Securities other than Registrable Securities beneficially owned:
ISIN No(s). and Common Code No(s). of such other Securities:

	(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:
ISIN No(s). and Common Code No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)	Beneficial Ownership of Other Securities of the Bank:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Bank other than the Securities listed above in Item (3).

               State any exceptions here:
(5)	Relationships with the Bank:
Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Bank (or their respective predecessors or affiliates) during the past three years.
State any exceptions here:
(6)	Plan of Distribution:
Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.
State any exceptions here:
By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.
In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Bank, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.
By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related prospectus. The Selling Securityholder understands that such information will be relied upon by the Bank in connection with the preparation of the Shelf Registration Statement and related prospectus.
In accordance with the Selling Securityholder’s obligation under Section 3(f) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Bank of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices to the Bank hereunder and pursuant to the Exchange and Registration

Rights Agreement shall be made in writing, by hand-delivery or air courier guarantying overnight delivery as follows:
Banco Macro S.A.
Sarmiento 447
(C1041AAI) Buenos Aires
Argentina
Attention: Roberto Eilbaum
Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Bank’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Bank and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:
Title:
PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE BANK’S COUNSEL AT:

Exhibit B
NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT
Banco Macro S.A.
Sarmiento 447
(C1041AAI) Buenos Aires
Argentina
Attention: Roberto Eilbaum

Re:	Banco Macro S.A. (the “Bank”) 10.750% Argentine Peso-Linked Notes Due 2012 (the “Securities”)
Dear Sirs:
Please be advised that                      has transferred $                     aggregate principal amount of the above-referenced Securities pursuant to an effective Registration Statement on Form ___(File No. 333- ___) filed by the Bank.
We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Securities is named as a “Selling Securityholder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Securities transferred are the Securities listed in such prospectus opposite such owner’s name.
Dated:

Very truly yours,

(Name)

By:

(Authorized Signature)

B-1